Exhibit 99.1

                Ohio Legacy Corp Announces Third Quarter Results

     WOOSTER, Ohio--(BUSINESS WIRE)--Nov. 2, 2005--Ohio Legacy Corp (NASDAQ:OLCB), parent company of Ohio Legacy Bank, N.A., today reported net earnings for the three months ended September 30, 2005, of $140,000, or $0.06 per share, compared to $400,000, or $0.19 per share, during the third quarter of 2004. Earnings before federal income tax expense were $211,000 during the third quarter of 2005 compared to $400,000 in 2004. The Company did not recognize federal income tax expense in 2004 due to a valuation allowance on its deferred tax assets. Net earnings for the first nine months of 2005 totaled $406,000, or $0.19 per share. Assets totaled $206.6 million at September 30, 2005.
     The following key items summarize the Company's financial results during the third quarter of 2005:

     -- The loan portfolio increased $8.1 million, resulting in a 16% increase for the nine month period

     -- The deposit portfolio decreased $4.3 million due to runoff in money market accounts

     -- Spread fell slightly and margin was flat due to an increase in cost of funds

     -- Net interest income increased $171,000 from the third quarter of 2004 and $40,000 from the linked quarter

     --   Noninterest expense fell 2% from the second quarter of 2005

     -- A provision for loan losses of $103,000 was recorded in the third quarter, compared to $15,000 in the second quarter of 2005

     Net Interest Income - During the three months ended September 30, 2005, net interest income grew 11% to $1.7 million from $1.5 million in the third quarter of 2004. Net interest margin was 3.50% in the third quarter of 2005, flat compared to 3.52% in the third quarter of 2004 and 3.49% in the second quarter of 2005. Interest rate spread was 3.16% in 2005 compared to 3.21% in the year-ago period, which is reflective of the cost of funds increasing faster than in the yield on assets. The yield on performing assets was 6.02% during the third quarter of 2005, an increase of 14 basis points from the linked-quarter and 44 basis points from the third quarter of 2004. The cost of funds increased 17 basis points during the third quarter of 2005 due to a shift in the mix of funds, which became more dependent on certificates of deposits and borrowings, and increasing rates on those funds.

     Noninterest Income - Service charges on deposit accounts increased to $138,000 from $110,000 in 2004 due to a higher volume of overdraft fees and returned check charges. A loss on disposal of fixed assets totaled $3,000 during the third quarter of 2005. A loss on the sale of securities was recorded in 2004 for $5,000.

     Noninterest Expense - Total noninterest expense was $1.5 million in the third quarter of 2005 compared to $1.2 million in the third quarter of 2004. Noninterest expense in the third quarter of 2005 was slightly lower than the second quarter of 2005. Compared to 2004, salaries were higher in 2005 due to the addition of a branch in Wooster in the third quarter of 2004, of which only one month of personnel costs were recorded in 2004. Additionally, personnel expenses in 2005 increased due the hiring of operations employees in the first half of 2005 and the employment of branch personnel in the third quarter of 2005 for the Company's fifth banking office in North Canton. This banking office opened on October 24, 2005. Personnel expense is expected to increase in the fourth quarter of 2005 as the Company hired a Chief Deposit Executive in October 2005 and to reflect a full quarter of employment costs related to the North Canton personnel.
     Occupancy and equipment expenses increased with the addition of the Wooster Milltown banking office in August 2004. Rent and depreciation expense increased $13,000 each in the third quarter of 2005. The Company expects occupancy and equipment expense to increase during the fourth quarter of 2005 as a result of the launch of the North Canton banking office.
     Professional fees were higher in the first half of 2005 due to management succession costs, consulting fees incurred to assist management with performing due diligence on information technology service contracts and audit fees as a result of the Sarbanes-Oxley Act. Professional fees decreased during the third quarter of 2005 as these costs abated.
     Data processing expense increased during 2005 as a result of higher transaction volumes, more deposit and loan accounts and additional services offered to customers, including set-up costs for internet banking and online bill payment. Data processing expense in the third quarter of 2005 decreased from the second quarter of 2005 as the Company realized a full quarter of the benefit from pricing discounts related to the renewal of information technology service agreements, which became effective late in the second quarter of 2005.
     Intangible asset amortization relates to core deposit and other intangibles recognized with the acquisition of the Milltown banking office in Wooster in August 2004. Amortization in the third quarter of 2005 was $52,000 compared to $9,000 in 2004. The third quarter of 2004 reflects only one month of amortization.

     Loans and Asset Quality - At September 30, 2005, the loan portfolio, net of the allowance for loan losses and deferred fees, totaled $153.7 million, an increase of $8.1 million from June 2005. The loan portfolio has increased $21.6 million, or 16%, during the nine months of 2005. During the third quarter of 2005, the largest increase in loans came in the commercial real estate portfolio, which grew $5.2 million. Loans secured by residential real estate and commercial loans increased $1.4 million and $1.2 million, respectively, during the third quarter.
     The weighted average rate of loans originated during the third quarter of 2005 was 7.02%. This compares favorably to the 6.53% rate earned on the rest of the portfolio. At September 30, 2005, approximately 21% of the loan portfolio reprices with changes in the Prime rate and 41% of the portfolio is indexed to the three-year constant maturity Treasury note rate. Approximately 25% of the loan portfolio is comprised of fixed-rate loans.
     Credit quality remained strong as nonperforming loans totaled $465,000 at September 30, 2005, compared to $419,000 at June 30, 2005, and $1.1 million at December 31, 2004. Loans are considered nonperforming if they are impaired or if they are in nonaccrual status. Net charge-offs and the provision for loan losses totaled $30,000 and $103,000, respectively, during the third quarter of 2005.

     Deposits - The deposit portfolio decreased $4.2 million during the third quarter of 2005. Core deposit balances decreased $5.3 million as the Company has continues to experience strong competitive pricing of money market deposits in its market areas. For the full nine months, core deposits have decreased $4.1 million while certificates of deposit have grown $5.2 million.

     Borrowings and repurchase agreements - The decrease in the deposit portfolio and the growth in the loan portfolio resulted in the need to draw additional net borrowings from the Federal Home Loan Bank of $5.6 million during the third quarter of 2005. At September 30, 2005, the Company held $8.5 million in overnight borrowings. The Company launched a new repurchase sweep product during the third quarter to attract commercial relationships. Repurchase agreements totaled $2.4 million at September 30, 2005, with a rate of 3.50%.

     Common stock warrant redemption - On June 9, 2005, the Company announced that it called for redemption of the stock purchase warrants that were issued in connection with the Company's initial public offering in October 2000 ("IPO Warrants"). Warrant holders had until August 5, 2005, to exercise their right to purchase the Company's common stock underlying the warrants at a price of $10.00 per share. All outstanding IPO Warrants terminated at 5:00 P.M., New York Time, on August 5, 2005. The Company received $791,240 after the redemption announcement. The Company redeemed 92,394 IPO warrants at a redemption price of $0.10 (ten cents) per warrant after the redemption date.

     ABOUT OHIO LEGACY CORP

     Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers through five full-service banking offices in Wooster, Canton, Millersburg and North Canton, Ohio.

     FORWARD-LOOKING STATEMENTS DISCLOSURE

     This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company's future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.


                           OHIO LEGACY CORP
                      CONSOLIDATED BALANCE SHEETS
            As of September 30, 2005, and December 31, 2004

                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
                                           (unaudited)
ASSETS
Cash and due from banks                      $4,252,511    $4,571,131
Federal funds sold and interest-bearing
 deposits in financial institutions           5,220,691    12,418,192
                                           ------------- -------------
  Cash and cash equivalents                   9,473,202    16,989,323
Certificate of deposit in financial
 institution                                    100,000             -
Securities available for sale                35,296,036    39,357,929
Securities held to maturity (fair value of
 $832,000 and $640,000 at September 30,
 2005, and December 31, 2004)                   840,571       647,981
Loans, net of allowance of $1,289,160 and
 $1,263,655 at September 30, 2005 and
 December 31, 2004                          153,731,653   132,084,072
Federal bank stock                            1,466,400     1,375,650
Premises and equipment, net                   3,315,672     2,269,068
Intangible asset                                504,876       669,174
Accrued interest receivable and other
 assets                                       1,868,524     1,658,860
                                           ------------- -------------

      Total assets                         $206,596,934  $195,052,057
                                           ============= =============

LIABILITIES
Deposits:
 Noninterest-bearing demand                 $12,535,072   $11,914,867
 Interest-bearing demand                     10,018,559    13,262,252
 Savings                                     42,389,388    43,847,951
 Certificates of deposit                     93,829,922    88,617,541
                                           ------------- -------------
      Total deposits                        158,772,941   157,642,611
Federal Home Loan Bank advances              22,174,117    15,295,144
Repurchase agreements                         2,400,137             -
Subordinated debentures                       3,325,000     3,325,000
Capital lease obligations                       961,901       968,712
Accrued interest payable and other
 liabilities                                    608,396       580,216
                                           ------------- -------------
      Total liabilities                     188,242,492   177,811,683

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000
 shares authorized, none outstanding                  -             -
Common stock, no par value, 5,000,000
 shares authorized, 2,214,564 and 2,121,220
 shares issued and outstanding at
 September 30, 2005, and December 31, 2004,
 respectively                                18,658,386    17,734,155
Accumulated earnings (deficit)                  123,415      (282,585)
Accumulated other comprehensive loss           (427,359)     (211,196)
                                           ------------- -------------
     Total shareholders' equity              18,354,442    17,240,374
                                           ------------- -------------

     Total liabilities and shareholders'
      equity                               $206,596,934  $195,052,057
                                           ============= =============


                           OHIO LEGACY CORP
                 CONSOLIDATED STATEMENTS OF OPERATIONS
    For the Three and Nine Months Ended September 30, 2005 and 2004
                              (Unaudited)

                           For the Three            For the Nine
                            Months Ended            Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Interest income:
  Loans, including
   fees                $2,515,946 $2,075,429  $6,992,354  $5,862,717
  Securities              347,840    311,123   1,115,008     981,559
  Interest-bearing
   deposits and federal
   funds sold              30,040      23,893     121,951      47,300
  Dividends on federal
   bank stock              19,405      16,347      55,757      43,748
                       ----------- ----------- ----------- -----------
     Total interest
      income            2,913,231   2,426,792   8,285,070   6,935,324

Interest expense:
  Deposits                982,651     672,052   2,757,245   2,142,855
  Federal Home Loan
   Bank advances          128,524     128,493     312,831     332,638
  Subordinated
   debentures              70,722      70,722     212,166     212,166
  Repurchase agreements     4,896           -       4,896           -
  Capital leases           37,676      38,014     113,294     114,272
                       ----------- ----------- ----------- -----------
     Total interest
      expense           1,224,469     909,281   3,400,432   2,801,931
                       ----------- ----------- ----------- -----------

Net interest income     1,688,762   1,517,511   4,884,638   4,133,393

Provision for loan
 losses                   103,000      71,000     210,046     306,000
                       ----------- ----------- ----------- -----------

Net interest income
 after provision for
 loan losses            1,585,762   1,446,511   4,674,592   3,827,393

Noninterest income:
  Service charges and
   other fees             138,058     110,335     392,345     310,700
  Gain (loss) on sales
   of securities
   available for sale,
   net                          -      (5,237)          -       7,910
  Gain on sale of loans         -           -       9,782           -
  Other gains (losses)     (2,505)          -          71           -
  Other income              7,957       2,610      18,750       7,167
                       ----------- ----------- ----------- -----------
     Total noninterest
      income              143,510     107,708     420,948     325,777

Noninterest expense:
  Salaries and benefits   792,251     531,797   2,117,255   1,482,402
  Occupancy and
   equipment              192,253     166,591     589,350     468,051
  Professional fees        95,780     109,288     371,497     305,911
  Franchise tax            58,269      56,034     191,782     177,440
  Data processing         132,201     111,819     442,426     323,311
  Marketing and
   advertising             36,141      38,416     117,811     122,069
  Stationery and
   supplies                29,622      28,756      89,448      67,717
  Intangible asset
   amortization            52,199       9,042     164,298       9,042
  Other expenses          129,011     102,476     398,657     349,227
                       ----------- ----------- ----------- -----------
     Total noninterest
      expense           1,517,727   1,154,219   4,482,524   3,305,170
                       ----------- ----------- ----------- -----------

Earnings before income
 tax expense              211,545     400,000     613,016     848,000
Income tax expense         71,545           -     207,016           -
                       ----------- ----------- ----------- -----------

NET EARNINGS              140,000     400,000     406,000     848,000
Other comprehensive
 income (loss), net of
 tax                     (121,628)    667,560    (216,163)    (52,821)
                       ----------- ----------- ----------- -----------

Comprehensive income      $18,372  $1,067,560    $189,837    $795,179
                       =========== =========== =========== ===========

Basic earnings per
 share                      $0.06       $0.19       $0.19       $0.40
Diluted earnings per
 share                       0.06        0.19        0.18        0.39


                           OHIO LEGACY CORP
                       QUARTERLY BALANCE SHEETS
                        (Dollars in thousands)

                                 2005                     2004
                     ----------------------------- -------------------
                     Sept. 30   June 30  March 31   Dec. 31  Sept. 30
                     --------- --------- --------- --------- ---------

Cash and cash
 equivalents           $9,473   $11,040   $11,587   $16,989   $14,756
Securities and time
 deposits              36,236    38,821    41,267    40,006    33,522
Loans, net of fees    155,021   146,874   142,805   133,348   130,745
Allowance for loan
 losses                (1,289)   (1,216)   (1,344)   (1,264)   (1,288)
Premises and
 equipment, net         3,316     2,676     2,262     2,269     2,170
Core deposit
 intangible               505       557       612       669       741
Other assets            3,335     3,251     3,287     3,035     2,593
                     --------- --------- --------- --------- ---------
   Total assets      $206,597  $202,003  $200,476  $195,052  $183,239
                     ========= ========= ========= ========= =========

Noninterest-bearing
 demand               $12,535   $12,901   $11,885   $11,915   $11,621
Interest-bearing
 demand                10,019    10,089    11,265    13,262    13,161
Savings and money
 market                42,389    47,251    49,477    43,848    38,941
Certificates of
 deposit               93,830    92,779    90,774    88,618    78,988
                     --------- --------- --------- --------- ---------
   Total deposits     158,773   163,020   163,401   157,643   142,711
Other borrowings       28,861    20,839    19,215    19,589    22,960
Other liabilities         609       557       673       580       701
                     --------- --------- --------- --------- ---------
   Total liabilities  188,243   184,416   183,289   177,812   166,372
Shareholders' equity   18,354    17,587    17,187    17,240    16,867
                     --------- --------- --------- --------- ---------
   Total liabilities
    and shareholders'
    equity           $206,597  $202,003  $200,476  $195,052  $183,239
                     ========= ========= ========= ========= =========

LOAN PORTFOLIO:
---------------------
Residential real
 estate               $56,405   $55,031   $53,593   $50,728   $49,459
Commercial real
 estate                51,053    45,817    44,847    36,365    33,856
Consumer and home
 equity                11,716    11,915    12,586    12,250    12,127
Commercial             14,606    13,412    11,567    10,710    11,751
Construction           11,617    10,948    10,506    13,315    13,591
Multifamily
 residential            9,832     9,955     9,903    10,148    10,119
Net deferred loan
 fees                    (208)     (204)     (197)     (168)     (158)
                     --------- --------- --------- --------- ---------
   Loans              155,021   146,874  $142,805  $133,348  $130,745
                     ========= ========= ========= ========= =========

QUARTERLY AVERAGES:
---------------------
Fed funds sold and
 securities (1)       $41,471   $45,773   $55,041   $49,690   $40,794
Loans                 149,183   143,907   136,073   132,607   131,248
Total interest-
 earning assets       192,110   189,680   191,114   182,297   172,042
Total assets          201,152   198,832   198,487   190,032   178,296
Noninterest-bearing
 deposits              12,449    12,192    11,860    11,784     9,078
Interest-bearing
 deposits             147,546   149,085   149,477   138,666   124,158
Other borrowings and
 leases                22,418     19397    19,349    22,204    27,982
Total interest-
 bearing liabilities  169,964   168,482   168,826   160,870   152,140
Shareholders' equity   18,028    17,337    17,238    16,851    16,235

(1) Includes federal agency stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions


                           OHIO LEGACY CORP
                  QUARTERLY STATEMENTS OF OPERATIONS
           (In thousands, except per share data and ratios)

                                      2005                  2004
                            ------------------------- ----------------
For the three months ended  Sept. 30 June 30 March 31 Dec. 31 Sept. 30
                            -------- ------- -------- ------- --------

Interest income              $2,913  $2,779   $2,593  $2,537   $2,427
Interest expense             (1,224) (1,130)  (1,046)   (897)    (910)
                            -------- ------- -------- ------- --------
  Net interest income         1,689   1,649    1,547   1,640    1,517
Provision for loan losses      (103)    (15)     (92)      -      (71)
Loss on sales of securities       -       -        -       -       (5)
Gain on sale of loans             -       -       10       -        -
Other gains and losses, net      (3)      3        -       -        -
Noninterest income              146     133      131     120      113
Amortization of intangible
 asset                          (52)    (55)     (57)    (71)      (9)
Noninterest expense          (1,466) (1,487)  (1,366) (1,350)  (1,145)
                            -------- ------- -------- ------- --------
  Net earnings before taxes     211     228      173     339      400
Income tax (expense) benefit    (71)    (77)     (58)     86        -
                            -------- ------- -------- ------- --------
   Net earnings                $140    $151     $115    $425     $400
                            ======== ======= ======== ======= ========

Earnings per share, diluted   $0.06   $0.07    $0.05   $0.19    $0.19
Common and dilutive shares,
 avg.                         2,199   2,219    2,123   2,206    2,157

KEY RATIOS:
----------------------------
Net interest margin (1)        3.50%   3.49%    3.28%   3.52%    3.52%
Yield on interest-earning
 assets                        6.02    5.88     5.50    5.53     5.58
Cost of funds                  2.86    2.69     2.51    2.30     2.37
Interest rate spread (2)       3.16    3.19     2.99    3.23     3.21
Efficiency ratio (3)          79.87   83.32    84.76   76.68    70.80
Allowance as a percent of
 loans                         0.83    0.83     0.94    0.95     0.98
Net loans as a percent of
 deposits                     96.82   89.35    86.57   83.79    90.98
Annualized net charge-offs
 to loans                      0.08    0.40     0.04    0.08     0.03
Annualized noninterest
 income to average
 assets (4)                    0.29    0.27     0.27    0.25     0.25
Annualized noninterest
 expense to average
 assets (5)                    2.91    2.99     2.75    2.84     2.58
Annualized return on average
 assets (6)                    0.28    0.30     0.23    0.71     0.89
Annualized return on average
 equity (6)                    3.11    5.26     2.67    8.05     9.86

(1) Tax-equivalent net interest income, annualized, divided by average interest-earning assets for the period

(2) Difference between the yield on interest-earning assets and the cost of funds

(3) Noninterest expense, excluding intangible asset amortization divided by the sum of net interest income and noninterest income, excluding gains and losses

(4) Excludes gains and losses

(5) Excludes intangible asset amortization

(6) Excludes income tax benefit recorded in the three months ended December 31, 2004. The Company did not record income tax expense prior to December 31, 2004


     CONTACT: Ohio Legacy Corp
              L. Dwight Douce, D. Michael Kramer or Eric S. Nadeau,
              330-263-1955
              http://www.ohiolegacycorp.com